SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2008

General Finance Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32845	32-0163571
(Commission File Number)	(I.R.S. Employer Identification No.)

39 East Union Street
Pasadena, California	91103
(Address of Principal Executive Offices)	(Zip Code)

(626) 584-9722
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

EXPLANATORY NOTES
Certain References

     References in this Report to “we,” “us,” “our” or the “company” refer to General Finance Corporation, a Delaware corporation (“GFN”), and its direct and indirect subsidiaries, including GFN North America Corp., a Delaware corporation (“GFNA”), and its subsidiary Pac-Van, Inc., an Indiana corporation (“Pac-Van”), and GFN U.S. Australasia Holdings, Inc., a Delaware corporation (“GFN U.S.”), its subsidiary GFN Australasia Holdings Pty Limited, an Australian corporation (“GFN Holdings”), its subsidiary GFN Australasia Finance Pty Limited, an Australian corporation (“GFN Finance”), and its subsidiary RWA Holdings Pty Limited, an Australian corporation (“RWA”). RWA and its subsidiaries are collectively referred to in this Report as “Royal Wolf.”

TABLE OF CONTENTS

		Page

Item 1.01	Entry into a Material Definitive Agreement	3

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Item 3.02	Unregistered Sales of Equity Securities

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 8.01	Other Events	1

Item 9.01	Financial Statements and Exhibits	1

Exhibit 10.1 Exhibit 10.2 Exhibit 10.3 Exhibit 10.4 Exhibit 10.5 Exhibit 10.6 Exhibit 10.7 Exhibit 10.8 Exhibit 10.9 Exhibit 10.10 Exhibit 10.11 Exhibit 10.12 Exhibit 10.13 Exhibit 99.1

Item 1.01 Entry into a Material Definitive Agreement
GFN and its subsidiaries (and their predecessors) entered into thirteen agreements relating to the completion of the merger (the “Merger”) pursuant to that certain Agreement and Plan of Merger dated July 28, 2008 (the “Merger Agreement”) among GFN, General Finance’s wholly-owned subsidiary GFN North America Corp. (“GFNA”), Mobile Office Acquisition Corp. (“MOAC”) and other parties. These thirteen agreements are: the Amended and Restated Credit Agreement, the First Amendment to Amended and Restated Credit Agreement, the Second Amendment to Amended and Restated Credit Agreement, the Amended and Restated Investment Agreement, the Amended and Restated Pledge Agreement, the Amended and Restated Continuing Unconditional Guaranty, the Security Agreement, the Continuing Unconditional Guaranty, the Subordination and Intercreditor Agreement, the Pledge Agreement, the Subordinated Promissory Note, the Stockholders Agreement and the First Amendment to Employment Agreement.
Amended and Restated Credit Agreement
On August 23, 2007, Pac-Van, LaSalle Bank National Association (“LaSalle”) and certain other parties entered into that certain Amended and Restated Credit Agreement (the “Credit Agreement”). The Credit Agreement provides for a five-year senior secured revolving credit facility (the “Credit Facility”) which permitted Pac-Van to borrow up to $90 million, subject to a borrowing base. As of June 30, 2008, Pac-Van had outstanding approximately $80.4 million of indebtedness under the Credit Facility with LaSalle, which bears interest at variable rates equal to the London Interbank Operating Rate (“LIBOR”) plus 1.5% to 2.25% (or the prime rate or prime rate plus 0.25%) based upon the ratio of senior debt to earnings before interest, income taxes, depreciation and amortization and other non-operating costs (“EBITDA”). Pac-Van has the right to prepay loans under the Credit Agreement in whole or in part at any time. All amounts borrowed pursuant to the Credit Agreement must be repaid prior to or on August 23, 2012. Borrowings under the Credit Facility bear interest at a rate equal to, at our option, either LIBOR plus an applicable margin or the prime rate plus an applicable margin.
The foregoing description of the Credit Agreement is qualified in its entirety by the Credit Agreement, which is attached hereto as Exhibit 10.1 hereto and is incorporated by reference herein.
First Amendment to Amended and Restated Credit Agreement
Pac-Van, LaSalle and certain other parties entered into that certain First Amendment to Amended and Restated Credit Agreement dated September 23, 2008 (the “First Amendment”). The First Amendment increased the amount that could be borrowed under the Credit Facility to $95.4 million and, with the prior written consent of Laminar Direct Capital, L.L. C. (“Laminar”), to $120 million.
The foregoing description of the First Amendment is qualified in its entirety by the First Amendment, which is attached hereto as Exhibit 10.2 hereto and is incorporated by reference herein.
Second Amendment to Amended and Restated Credit Agreement
In connection with the Merger, Pac-Van, LaSalle and certain other parties entered into that certain Second Amendment to Amended and Restated Credit Agreement dated September 24, 2008 (the “Second Amendment”). Pursuant to the Second Amendment LaSalle and the other lenders consented, effective upon the closing of the Merger, to the change of control contemplated by the Merger Agreement and the change of the Pac-Van fiscal year to a fiscal year ended June 30. The foregoing description of the Second Amendment is qualified in its entirety by the Second Amendment, which is attached hereto as Exhibit 10.3 hereto and is incorporated by reference herein.
Amended and Restated Investment Agreement
In connection with the Merger, Pac-Van, GFNA and Laminar entered into that certain Amended and Restated Investment Agreement dated October 1, 2008 (the “Investment Agreement”). The Investment Agreement governs the $25 million of senior subordinated notes (the “Subordinated Notes”) that were originally issued by Pac-Van to Laminar in August 2006. The Investment Agreement permits the Merger, the revised terms of the Second Amendment and, subject to customary restrictions and subordination provisions, the payment of a $1.5 million annual management fee by Pac-Van to GFN.
The Subordinated Notes accrue interest at the rate of 13% per annum, and interest is payable on the Subordinated Notes on January 1, April 1, July 1 and October 1 of each year. All accrued and unpaid interest and principal of the Subordinated Notes is due and payable in full on February 2, 2013. Pac-Van may prepay the Subordinated Notes at any time upon prior written notice.
The Investment Agreement contains covenants which prohibit GFNA and Pac-Van from incurring consolidated funded indebtedness to consolidated EBITDA in excess of 5.50:1.0 as of the end of each fiscal quarter, maintaining a fixed charge coverage ratio of less than 1.10:1.0 and generating consolidated EBITDA for the four most recently completed calendar quarters of less than the sum of $15 million and 80% of the pro forma trailing 12-month consolidated EBITDA of any party or assets acquired by Pac-Van. The Investment Agreement also requires Pac-Van to maintain a utilization ratio of 60%, which is defined as the ratio of the average book value of all rental units in use to the average book value of all rental units.
The Investment Agreement requires GFNA or Pac-Van to repay, at the option of Laminar, the Subordinated Notes with the net proceeds of an initial public offering of equity, the private or public placement of equity securities of GFNA or Pac-Van or certain debt offerings by GFNA or Pac-Van. GFNA and Pac-Van are also required to prepay the Subordinated Notes in full upon a “change of control”, as defined in the Investment Agreement, of GFN. The Investment Agreement defines a “change of control” of GFN as including the acquisition by a person or group of the right to acquire 49% or more of the outstanding equity securities of GFN which entitle the holders to elect directors of GFN, the right to nominate a majority of the board of directors or the acquisition of the right to control the management or policies of GFN. The Investment Agreement also defines a “change of control” as the failure of GFN to own 80% of the capital stock of GFNA, the failure of GFNA to own 100% of the outstanding capital stock of Pac-Van, the failure of Pac-Van to own 100% of the capital stock of any of its subsidiaries or the occurrence of any “change of control” as defined in the Credit Agreement.

The Investment Agreement requires GFNA to pledge the capital stock of Pac-Van and any Pac-Van subsidiary to secure the repayment of the Subordinated Notes. The Investment Agreement contains covenants which limit the ability of GFNA and Pac-Van to sell assets, to enter into acquisitions and to incur additional indebtedness.
The Investment Agreement prohibits GFNA and Pac-Van from amending the Credit Agreement to extend the maturity of indebtedness outstanding under the Credit Agreement to a date later than January 31, 2013, to increase the indebtedness outstanding under the Credit Agreement to an amount greater than $105 million without the prior written consent of Laminar, to enter into certain increases of interest rates for indebtedness outstanding under the Credit Agreement and from undertaking certain other actions.
The foregoing description of the Investment Agreement is qualified in its entirety by the Investment Agreement, which is attached hereto as Exhibit 10.4 hereto and is incorporated by reference herein.
Amended and Restated Pledge Agreement
In connection with the Merger, GFNA and Laminar entered into that certain Amended and Restated Pledge Agreement dated October 1, 2008 (the “Amended and Restated Pledge Agreement”). Pursuant to the Amended and Restated Pledge Agreement, GFNA agreed to pledge the shares of stock of its subsidiary Pac-Van to secure the repayment of the Subordinated Notes and the performance of all obligations under the Investment Agreement. The foregoing description of the Amended and Restated Pledge Agreement is qualified in its entirety by the Amended and Restated Pledge Agreement, which is attached hereto as Exhibit 10.5 hereto and is incorporated by reference herein.
Amended and Restated Continuing Unconditional Guaranty
In connection with the Merger, GFNA and Laminar entered into that certain Amended and Restated Continuing Unconditional Guaranty dated October 1, 2008 (the “GFNA Guaranty”). Pursuant to the GFNA Guaranty, GFNA guaranteed the repayment of the Subordinated Notes and the performance of all obligations under the Investment Agreement. The foregoing description of the GFNA Guaranty is qualified in its entirety by the GFNA Guaranty, which is attached hereto as Exhibit 10.6 hereto and is incorporated by reference herein.
Security Agreement
In connection with the Merger, GFNA and Laminar entered into that certain Security Agreement dated October 1, 2008 (the “Security Agreement”). Pursuant to the Security Agreement and to secure the repayment of the Subordinated Notes and the performance of all obligations under the Investment Agreement, GFNA agreed to grant a security interest in all assets acquired by GFNA. The Security Agreement also requires GFNA to collect all of its accounts receivable and other sums it is owed, to insure the assets in which it grants Laminar a security interest and to permit inspection by Laminar of its assets and records.
The foregoing description of the Security Agreement is qualified in its entirety by the Security Agreement, which is attached hereto as Exhibit 10.7 hereto and is incorporated by reference herein.
Continuing Unconditional Guaranty
In connection with the Merger, Pac-Van and Laminar entered into that certain Continuing Unconditional Guaranty dated October 1, 2008 (the “Pac-Van Guaranty”). Pursuant to the Pac-Van Guaranty, Pac-Van guaranteed the repayment of the $1.5 million 8% subordinated promissory note issued by GFNA pursuant to the Merger Agreement. The foregoing description of the Pac-Van Guaranty is qualified in its entirety by the Pac-Van Guaranty, which is attached hereto as Exhibit 10.8 hereto and is incorporated by reference herein.
Subordination and Intercreditor Agreement
In connection with the Merger, Pac-Van, GFNA, Laminar and D. E. Shaw Laminar Portfolios, L.L.C. (“DE Shaw”) entered into that certain Subordination and Intercreditor Agreement dated October 1, 2008 (the “Intercreditor Agreement”). Pursuant to the Intercreditor Agreement, the parties agreed to subordinate the indebtedness owed under and liens granted in connection with the Subordinated Notes to the indebtedness incurred and liens granted pursuant to the Credit Agreement. Provided that no event of default has occurred under the Investment Agreement, the Intercreditor Agreements permits GFNA to make payments of principal and interest of up to $2 million to Laminar. The foregoing description of the Intercreditor Agreement is qualified in its entirety by the Intercreditor Agreement, which is attached hereto as Exhibit 10.9 hereto and is incorporated by reference herein.
Pledge Agreement
In connection with the Merger, GFN, GFNA, Ronald F. Valenta, Kaiser Investments Limited (“Kaiser”), Ronald L. Havner, Jr. and DE Shaw entered into that certain Pledge Agreement dated October 1, 2008 (the “Pledge Agreement”). Pursuant to the Pledge Agreement, Messrs. Valenta and Havner, Kaiser and DE Shaw agreed to pledge a total of 1,133,333 shares of restricted common stock of GFN (the “Pledged Shares”) issued pursuant to the Merger Agreement to secure their indemnification obligations under the Merger Agreement. The Pledged Shares will be released and the Pledge Agreement will terminate on October 1, 2011. The foregoing description of the Pledge Agreement is qualified in its entirety by the Pledge Agreement, which is attached hereto as Exhibit 10.10 hereto and is incorporated by reference herein.
Subordinated Promissory Note
In connection with the Merger, GFNA issued an 8% Subordinated Promissory Note to DE Shaw (the “Holdback Note”). Interest is payable on the Holdback Note semi-annually in arrears. GFNA may prepay the Holdback Note in full at any time. The foregoing description of the Holdback Note is qualified in its entirety by the Holdback Note, which is attached hereto as Exhibit 10.11 hereto and is incorporated by reference herein.
Stockholders Agreement
In connection with the Merger, GFN, Ronald F. Valenta, Ronald L. Havner, Jr. and DE Shaw entered into that certain Stockholders Agreement dated October 1, 2008 (the “Stockholders Agreement”). Pursuant to the Stockholders Agreement, the former MOAC stockholders will have the right to require us to register for public trading the GFN restricted common stock issued pursuant to the Merger Agreement upon demand at any time after June 30, 2009 from certain holders a majority of those shares. The Stockholders Agreement also requires GFN, upon the consummation of the Merger, to expand the size of the Board of Directors of General Finance from five to six and to appoint Ronald L. Havner to fill the vacancy. The Stockholders Agreement also prohibits, from the closing of the Merger until June 30, 2009, Mr. Valenta and Mr. Havner from acquiring additional GFN debt or equity securities, making a takeover or similar bid to gain control of GFN and from conducting certain other activities. The material terms of the Stockholders Agreement are described in our definitive proxy statement (SEC File No. 001-32845) filed with the Securities and Exchange Commission on August 27, 2008 (the “Definitive Proxy Statement”) in the section entitled “The Stockholder Agreement” beginning on page 55, which section is incorporated herein by reference. The foregoing description of the Stockholders Agreement is qualified in its entirety by the Stockholders Agreement, which is attached hereto as Exhibit 10.12 hereto and is incorporated by reference herein.

First Amendment to Employment Agreement
On July 22, 2008, Pac-Van and Mr. Mourouzis entered into that certain First Amendment to Employment Agreement (the “Employment Agreement Amendment”). Mr. Mourouzis and Pac-Van had previously entered into an employment agreement which provided that Mr. Mourouzis would serve as the President and Chief Operating Officer of Pac-Van and would receive an annual salary of $250,000 plus discretionary bonuses based upon the attainment of certain performance criteria.
The Employment Agreement Amendment extended the term of the Mr. Mourouzis’ employment agreement by one year to July 31, 2010 and retained all of the other terms of Mr. Mourouzis’ original employment agreement.
The foregoing description of the Employment Agreement Amendment is qualified in its entirety by the Employment Agreement Amendment, which is attached hereto as Exhibit 10.13 hereto and is incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets
Completion of the Acquisition of Pac-Van
On October 1, 2008 we completed the acquisition of MOAC and its subsidiary Pac-Van through the Merger of MOAC and GFNA pursuant to the Merger Agreement. Through the Merger, GFNA acquired all of the outstanding shares of Pac-Van. Pursuant to the Merger Agreement, the former stockholders of MOAC received approximately $19.4 million in cash, four million shares of restricted common stock of GFN (valued at $7.50 per share for purposes of the Merger Agreement and with an aggregate value of $30 million) and a 20-month subordinated promissory note in the principal amount of $1.5 million issued by GFNA. The aggregate acquisition consideration was approximately $158.8 million, which includes approximately $82.9 million of indebtedness that outstanding under the senior credit facility of Pac-Van at the closing.
The former stockholders of MOAC included Ronald F. Valenta, Ronald L. Havner, Jr., D. E. Shaw. For more information regarding the former MOAC stockholders and the nature of our relationship with them, see the section of the Definitive Proxy Statement entitled “Questions and Answers about the Acquisition and the Special Meeting,” “The Merger,” and “Certain Relationships and Related Transactions,” which sections are incorporated herein by reference.
Material Terms of the Acquisition
      The material terms of the Merger Agreement are described in the Definitive Proxy Statement in the sections entitled “The Merger” and “The Agreement and Plan of Merger” beginning on pages 45 and 55, respectively, which sections are incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Effective October 1, 2008, the common stock, warrants and units of the Company commenced trading on the NASDAQ Global Market under the symbols GFN, GFNCW and GFNCU, respectively.

Item3.02 Unregistered Sales of Equity Securities
      Pursuant to the Merger Agreement, GFN issued four million shares of restricted common stock to the former stockholders of MOAC. For more information concerning the issuance of the restricted common stock pursuant to the Merger Agreement, see the section of the Definitive Proxy Statement entitled “The Agreement and Plan of Merger” beginning on page 55, which section is incorporated herein by reference. The issuance of the common stock pursuant to the Merger Agreement was exempt from registration under the Securities Act of 1933, as amended (the “Act”) pursuant to Section 4(2) of the Act and Regulation D thereunder.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
Appointment of Director
Pursuant to the Stockholders Agreement, on October 1, 2008 the board of directors of GFN appointed Ronald L. Havner, Jr. to serve on the board of directors of GFN as a class C director. Mr. Havner will stand for reelection at the General Finance annual stockholder meeting in 2009. On October 1, 2008 GFN issued a press release announcing, among other things, the appointment of Mr. Havner as a director of GFN. A copy of the press release is attached hereto as Exhibit 99.1 hereto and is incorporated herein by reference.
Appointment of Officer
As a result of our acquisition of Pac-Van, Theodore Mourouzis, the President and Chief Operating Officer of Pac-Van, became one of our principal operating officers.

Item 8.01 Other Events

On October 1, 2008 GFN issued a press release announcing the completion of the Merger, revised guidance for fiscal year 2009, the appointment of Mr. Havner to the GFN board of directors and the commencement of the trading of its common stock, warrants and units on the NASDAQ Global Market effective on October 1, 2008.

A copy of the press release of GFN dated October 1, 2008 is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits

Reference is made to page F-1 in the Definitive Proxy Statement filed with the SEC in connection with the proposed acquisition for a listing of the financial statements of MOAC and Pac-Van. Such financial statements are included on page F-2 to F-34 in the Definitive Proxy Statement and are incorporated by reference herein.

The following Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2008 and the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended June 30, 2008 give effect to the business combination and certain other transactions and are based upon:

(a) the historical consolidated financial statements of Pac-Van included in our proxy statement filed with the SEC in connection with the proposed acquisition:

(b) our audited consolidated balance sheet as of June 30, 2008, which is included in our Annual Report on Form 10-K for the year ended June 30, 2008; and

(c) the unaudited pro forma condensed combined statements of operations of us and Royal Wolf for the year ended June 30, 2008, which are included in this Form 8-K (see “Unaudited Pro Forma Condensed Combined Financial Statements of General Finance Corporation and Royal Wolf”)

The Unaudited Pro Forma Condensed Combined Statements of Operations gives effect to the business combination as if it had occurred on the first day of the period and the Unaudited Pro Forma Condensed Combined Balance Sheet gives effect to the business combination as if it had occurred on the date of such balance sheet. The unaudited statements of operations of Pac-Van for the year ended June 30, 2008 were derived by combining the results for the six-month period from July 1, 2007 to December 31, 2007 with the six-month period from January 1, 2008 to June 30, 2008; as Pac-Van’s fiscal year end is December 31.

The Unaudited Pro Forma Condensed Combined Financial Statements do not purport to represent what our actual consolidated results of operations or the consolidated financial position would have been had the business combination with Pac-Van occurred on the respective dates assumed, nor are they necessarily indicative of our future consolidated operating results or the future consolidated financial position.

The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with our audited consolidated financial statements and the accompanying notes included in our Annual Report on Form 10-K for the year ended June 30, 2008 and the separate historical consolidated financial statements and accompanying notes of Pac-Van included in the proxy statement filed with the SEC in connection with the proposed acquisition.

We intend to account for the business combination as a purchase of Pac-Van in accordance with generally accepted accounting principles in the United States. Pac-Van will be treated as the acquired entity for such purposes. Accordingly, the aggregate fair value of the consideration paid by us will be allocated to Pac-Van’s assets based on their fair values as of the completion of the business combination. The difference between the fair value of Pac-Van’s identifiable tangible and intangible assets, liabilities and other items and the aggregate fair value of the consideration paid will be recorded as goodwill. The results of operations of Pac-Van will be included in our consolidated results of operations only for periods subsequent to the completion of the business combination.

Purchase Accounting Adjustments
Purchase accounting adjustments include adjustments necessary to allocate the purchase price to the identifiable tangible and intangible assets and liabilities of Pac-Van based on their estimated fair values. A description of each of these purchase accounting adjustments follows:

Fair Market Value Adjustments:  The pro forma financial statements reflect the purchase price allocation based on a preliminary assessment of fair market values and lives assigned to the assets, liabilities and other items being acquired. Fair market values in the pro forma financial statements were determined by preliminary discussions with independent valuation consultants and upon available information and assumptions that we believe are reasonable. After the closing of the business combination, we will complete the evaluation of the fair values of assets and liabilities in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, with the assistance of the independent valuation consultants. Fair market value adjustments reflected in the pro forma financial statements may be subject to significant revisions and adjustments pending finalization of those valuation studies.

Transaction Costs:  We estimate that we will incur approximately $1,100,000 of transaction costs, consisting primarily of financial advisory, legal and accounting fees, financing costs and financial printing and other charges related to the purchase of Pac-Van. A portion of these transaction costs will be recorded as deferred charges on the unaudited pro forma condensed combined balance sheet and a portion will be recorded as part of the cost to purchase Pac-Van. These estimates are preliminary and, therefore, are subject to change.

Purchase Price Allocation:  The purchase consideration was determined based on the fair value (market price at the balance sheet date) of our shares of common stock to be issued upon the closing of the transaction, cash consideration to be paid to the stockholders of Pac-Van, the issuance of the Note (that bears interest at 8.0%), the long-term debt to be assumed (which would include borrowings under the Credit Facility for the satisfaction of the warrant obligation to SPV Capital Funds, L.L.C. and of vested stock options) and the transaction costs we estimate to incur in connection with the business combination. The following table summarizes the estimated purchase consideration (dollars in thousands):

Cash consideration paid	$20,191	(1)
Fair value of our shares of common stock issued	25,640	(2)
Issuance of the Note	1,500
Assumption of long-term debt:
Credit Facility (including accrued interest)	82,890
Subordinated Debt	25,000

Total purchase value	$155,221

(1)	For purposes of this pro forma presentation, includes payment for transaction costs of $800
(2)	Represents 4,000,000 of our shares of common stock at $6.41 per share at June 30, 2008

The following table summarizes the pro forma net assets acquired and liabilities assumed in connection with the business combination and the preliminary allocation of the purchase consideration at June 30, 2008 (dollars in thousands):

Current assets	$17,422
Rental inventory and fleet	109,421
Property plant and equipment	2,320
Other assets, including intangibles	8,900
Goodwill	51,014
Current and other liabilities (not including the Note issued and long-term debt assumed)	(33,856)

Total purchase consideration	$155,221

Income Taxes:  Upon completion of the business combination, we will evaluate whether there is any adjustment necessary to deferred taxes. Any such adjustment would be recorded as an offset to goodwill. Due to the change in ownership upon completion of the business combination, the annual usage of any attributes that were generated prior to the business combination may be substantially limited.

Reclassification:  The historical financial statements of Pac-Van reflect reclassifications of certain balances in order to conform to our financial statement presentation.

Unaudited Pro Forma Condensed Combined Balance Sheet
At June 30, 2008

			Pro Forma		Pro Forma
	General Finance	Pac-Van	Adjustments		Combined
	(In thousands except share data)

ASSETS
Current assets:
Cash and equivalents	$2,772	$310	$—		$3,082
Trade and other receivables	20,332	12,217	—		32,549
Inventories	21,084	4,895			25,979
Other current assets	89	—	—		89
Total current assets	44,277	17,422			61,699
Lease fleet, net	87,748	107,981	1,440	(d)	197,169
Property and equipment, net	7,503	2,252	68	(d)	9,823
Goodwill and intangible assets, net	66,419	41,656	5,700	(d)	125,284
			11,509	(e)
Other assets	1,914	1,049	—		2,963
Total assets	$207,861	$170,360	$18,717		$396,938

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade payables and accruals	$21,434	$9,671	$(256	) (a)	$31,149
			300	(d)
Current portion of long-term debt and obligations	3,223	—	—		3,223
Other current liabilities	705	7,853	—		8,558
Total current liabilities	25,362	17,524	44		42,930

Long-term debt and obligations, net of current portion	78,029	106,285	20,191	(c)	207,610
			1,500	(c)
			1,605	(c)
Other long term liabilities and deferred credits	1,689	16,288	—		17,977
Total long term liabilities	79,718	122,573	23,296		225,587
Minority interest	9,050	—	—		9,050
Stockholders’ equity:
Common stock	1	—	—		1
Additional paid-in capital	81,688	22,680	(22,680	) (b)	107,328
			25,640	(c)
Accumulated other comprehensive income	6,787	—	—		6,787
Retained earnings	5,255	7,583	(7,583	)(b)	5,255
Total stockholders’ equity	93,731	30,263	(4,623)		119,371
Total liabilities and stockholders’ equity	$207,861	$170,360	$18,717		$396,938

See notes to unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended June 30, 2008

	Pro Forma
	General		Pro Forma		Pro Forma
	Finance	Pac-Van	Adjustments		Combined
	(In thousands, except share and per share data)
Revenues	$111,435	$70,824	$—		$182,259
Costs and expenses
Cost of sales	67,141	14,038	—		81,179
Leasing, selling and general expenses	26,430	35,252	—		61,682
Depreciation and amortization	8,482	4,833	586	(b)	14,043
			142	(c)
Operating income (loss)	9,382	16,701	(728)		25,355
Interest income	535	—	—		535
Interest expense	(8,291)	(8,743)	(161	)(a)	(17,253)
			(58	)(d)
Other, net	3,685	—	—		3,685
	(4,071)	(8,743)	(219)		(13,033)
Income before provision for income taxes and minority interest	5,311	7,958	(947)		12,322
Provision (credit) for income taxes	1,478	3,332	(88	)(e)	4,722
Minority interest	380	—	—		380
Net income	$3,453	$4,626	$(859)		$7,220
Net income per share:
Basic					$0.41
Diluted					$0.40
Weighted average shares outstanding:
Basic					17,826,052	(f)
Diluted					18,150,452	(f)

See notes to unaudited pro forma condensed combined financial statements

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(In thousands, except per share data)

Adjustments included in the column under the heading “Pro Forma Adjustments” are the following:

Pro Forma Condensed Combined Balance Sheet

(a) To record the removal of the accrued stock-based compensation for the Pac-Van stock options;

(b) To eliminate Pac-Van’s equity accounts;

(c) To record payment of purchase consideration consisting of cash, issuance of our common stock and the Note, and the assumption of long-term debt;

(d) To record purchase consideration allocation to Pac-Van’s identifiable tangible and intangible (including transaction costs) assets and liabilities (not including the Note issued and long-term debt assumed) acquired based on preliminary discussions with independent valuation consultants and upon available information and assumptions that we believe are reasonable; and

(e) To record goodwill as a result of the estimated purchase price allocation in accordance with the purchase method of accounting.

Pro Forma Condensed Combined Statements of Operations

(a) To adjust interest expense from the beginning of the period on the revised Credit Facility, Subordinated Debt and the Note;

(b) To reflect the amortization from the beginning of the period of the trademark and customer base acquired;

(c) To reflect the additional depreciation from the beginning of the period of the fixed assets acquired;

(d) To reflect the amortization from the beginning of the period of the deferred financing costs incurred;

(e) To adjust the provision for income taxes based on (a) to (d) above at an estimated effective rate of 40%; and

(f) Weighted average shares outstanding are comprised of the following:

	For the Year Ended
	June 30, 2008
	Basic	Diluted

Common stock assumed outstanding at beginning of period	9,690,099	9,690,099
Common stock issued in connection with exercises of warrants (1)	4,135,953	4,135,953
Common stock issued in connection with this business combination	4,000,000	4,000,000
Assumed exercise of warrants and stock options	—	324,400
	17,826,052	18,150,452

(1)
We offered the holders of all of our outstanding, publicly-traded warrants and the privately-placed warrants issued to two of our executive officers the opportunity to exercise those warrants for a limited time at a reduced exercise price of $5.10 per warrant. The exercise of these warrants have been reflected in the weighted-average shares calculation as being outstanding since the beginning of the period since the proceeds were required to pay the cash consideration to the Pac-Van stockholders.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF
GENERAL FINANCE CORPORATION AND ROYAL WOLF

The following unaudited pro forma condensed statements of operations combine (i) the historical unaudited consolidated statements of operations of us and Royal Wolf for the year ended June 30, 2008, giving effect to our acquisition of them as if it had occurred on July 1, 2007. The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the acquisition, are factually supportable and have a recurring impact. The pro forma adjustments are based upon available information and assumptions that we believe are reasonable.

The following information should be read together with the audited consolidated financial statements and the accompanying notes included in our Annual Report on Form 10-K for the year ended June 30, 2008. The unaudited pro forma information is not necessarily indicative of results of operations that may have actually occurred had the business combination taken place on the date noted, or the future operating results of the combined company.

Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended June 30, 2008

	General		Pro Forma		Pro Forma
	Finance	Royal Wolf	Adjustments		Combined
	(In thousands, except share and per share data)

Revenues	$—	$111,435	$—		$111,435
Costs and expenses
Cost of sales	—	67,141	—		67,141
Leasing, selling and general expenses	2,418	23,953	59	(h)	26,430
Depreciation and amortization	9	8,011	65	(b)	8,482
			355	(c)
			42	(d)

Operating income (loss)	(2,427)	12,330	(521)		9,382
Interest income	964	339	(768	)(f)	535
Interest expense	(45)	(7,790)	(341	)(a)	(8,291)
			(32	)(e)
			(83	)(g)
Other, net	1,527	2,158	—		3,685
	2,446	(5,293)	(1,224)		(4,071)
Income before provision for income taxes and minority interest	19	7,037	(1,745)		5,311
Provision (credit) for income taxes	(1,286)	3,500	(736	)(i)	1,478
Minority interest	448	—	(68	)(j)	380
Net income	$857	$3,537	$(941)		$3,453
Net income per share:
Basic					$0.35
Diluted					$0.33
Weighted average shares outstanding:
Basic					9,995,000	(k)
Diluted					10,319,400	(k)

See notes to unaudited pro forma condensed combined financial statements

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(In thousands, except per share data)

Adjustments included in the column under the heading “Pro Forma Adjustments” are the following:

(a) To adjust interest expense from the beginning of the period on the amended ANZ secured credit facility and the Bison Note;

(b) To reflect the two-year amortization from the beginning of the period of the non-compete agreement;

(c) To reflect the six-to-ten year amortization from the beginning of the period of the non-retail and retail customer lists acquired;

(d) To reflect the additional depreciation from the beginning of the period of the fixed assets acquired;

(e) To reflect five and one-half year amortization from the beginning of the period of deferred financing costs incurred;

(f) To adjust interest income from the beginning of the period based on the reduction of cash in the trust account as a result of the acquisition;

(g) To reflect withholding tax from the beginning of the period on intercompany interest charged to Royal Wolf by us;

(h) To reflect contributed services from the beginning of the period;

(i) To adjust the provision for income taxes based on (a) to (h) above;

(j) To adjust for the applicable minority interest effect at 13.8% of the adjustments above; and

(k) Weighted average shares outstanding are comprised of the following:

	For the Year Ended
	June 30, 2008
	Basic	Diluted

Common stock issued to initial stockholder	1,875,000	1,875,000
Common stock issued in connection with the IPO	7,500,000	7,500,000
Common stock issued in connection with underwriters’ over-allotment option	1,125,000	1,125,000
Common stock converted to cash	(809,900)	(809,900)
Common stock issued in connection with exercises of warrants	304,900	304,900
Assumed exercise of warrants and stock options	—	324,400
	9,995,000	10,319,400

Exhibits:

10.1	Amended and Restated Credit Agreement dated August 23, 2007

10.2	First Amendment to Amended and Restated Credit Agreement dated September 23, 2008

10.3	Second Amendment to Amended and Restated Credit Agreement dated September 24, 2008

10.4	Amended and Restated Investment Agreement dated October 1, 2008

10.5	Amended and Restated Pledge Agreement dated October 1, 2008

10.6	Amended and Restated Continuing Unconditional Guaranty dated October 1, 2008

10.7	Security Agreement dated October 1, 2008

10.8	Continuing Unconditional Guaranty dated October 1, 2008

10.9	Subordination and Intercreditor Agreement dated October 1, 2008

10.10	Pledge Agreement dated October 1, 2008

10.11	Subordinated Promissory Note dated October 1, 2008

10.12	Stockholders Agreement dated October 1, 2008

10.13	First Amendment to Employment Agreement dated July 22, 2008

99.1	Press Release dated October 1, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL FINANCE CORPORATION

Dated: October 7, 2008	By:	/s/ CHRISTOPHER A. WILSON
Christopher A. Wilson
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit

10.1	Amended and Restated Credit Agreement
10.2	First Amendment to Amended and Restated Credit Agreement
10.3	Second Amendment to Amended and Restated Credit Agreement
10.4	Amended and Restated Investment Agreement
10.5	Amended and Restated Pledge Agreement
10.6	Amended and Restated Continuing Unconditional Guaranty
10.7	Security Agreement
10.8	Continuing Unconditional Guaranty
10.9	Subordination and Intercreditor Agreement
10.10	Pledge Agreement
10.11	Subordinated Promissory Note
10.12	Stockholders Agreement
10.13	First Amendment to Employment Agreement
99.1	Press Release dated October 1, 2008